UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

AudioEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2939845
State or Other jurisdiction of incorporation	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 27, 2020, we entered into an underwriting agreement with B. Riley Securities, Inc. (“B. Riley FBR”) relating to the public offering, issuance and sale of 411,513 shares of our common stock. The price to the public of each share of common stock is $17.75, less underwriting discounts and commissions. The offering is expected to close on or about August 31, 2020, subject to the satisfaction or waiver of customary closing conditions. We also granted B. Riley FBR a 30-day option to purchase up to an additional 61,726 shares of common stock at the public offering price, less underwriting discounts and commissions.

The gross proceeds to our company, before deducting underwriting discounts and commissions and other offering expenses, are approximately $7.3 million assuming the option is not exercised. We expect to use the net proceeds of this offering for working capital and general corporate purposes.

The underwriting agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the underwriting agreement, our directors and officers, and certain of our stockholders agreed, for a period of 60 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock, without the prior written consent of B. Riley FBR, subject to customary exceptions such as the payment of taxes for vesting restricted stock units.

B. Riley FBR is acting as the sole book-running manager for the offering. We have agreed to reimburse B. Riley FBR for up to $50,000 of its accountable expenses in connection with the offering.

The offering was made pursuant to an effective shelf registration statement filed on April 1, 2020 with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 333-237545), a registration statement on Form S-3 that was filed with the Securities and Exchange Commission on August 27, 2020 pursuant to Rule 462(b) that was effective upon filing, a base prospectus included as part of the registration statement, and a prospectus supplement, dated August 26, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Faegre Drinker Biddle & Reath LLP, regarding certain Delaware law issues concerning the securities sold in the offering.

The foregoing summary of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events

On August 27, 2020, we issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations with respect to the offering, including our ability to complete the offering and our expected and intended use of proceeds from the offering. These and any other forward-looking statements in this report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2019, the preliminary prospectus supplement related to the offering filed with the Securities and Exchange Commission on August 26, 2020 and from time to time our other investor communications. We are providing the information in this report as of this date and we do not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

1.1	Underwriting Agreement, dated August 27, 2020, by and between the Company and B. Riley Securities, Inc.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1)

99.1	Press release issued by the Company on August 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2020	AudioEye, Inc.

	By:	/s/ Sachin Barot
Sachin Barot Chief Financial Officer